ASSET PURCHASE AGREEMENT

                            by and between

                          FACTUAL DATA CORP.

                                  and

                PREMIER MORTGAGE CREDIT SERVICES, INC.

                     Dated as of January 19, 1999


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                       ASSET PURCHASE AGREEMENT

                           TABLE OF CONTENTS
                                                                    Page

RECITALS   ...........................................................1

ARTICLE I
   DEFINITIONS........................................................1

ARTICLE II
   ACQUISITION OF THE ASSETS..........................................3
      2.1  Delivery Of Assets.........................................3
      2.2  Purchase Price for Assets..................................4
      2.3  Assumed Liabilities........................................5

ARTICLE III
   REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS..........5
      3.1  Organization and Qualification Of Seller...................6
      3.2  Authorized Capitalization..................................6
      3.3  Authorization..............................................6
      3.4  Product Rights.............................................6
      3.5  Bulk Sale Law..............................................6
      3.6  No Conflicting Agreements..................................7
      3.7  Compliance with Applicable Law.............................7
      3.8  Material Misstatements or Omissions........................7
      3.9  No Known Material Adverse Effects..........................7
      3.10 Consents and Approvals.....................................7
      3.11 Subsidiaries...............................................8
      3.12 Litigation.................................................8
      3.13 Brokers....................................................8
      3.14 Taxes......................................................8
      3.15 Ownership..................................................8
      3.16 Accounts...................................................9
      3.17 License Agreements.........................................9
      3.18 Intellectual Property......................................9
      3.19 Customers..................................................9
      3.20 Contracts.................................................10
      3.21 Financial Statements......................................10
      3.22 Absence of Undisclosed or Contingent Liabilities..........10
      3.23 No Material Adverse Changes...............................10
      3.24 Absence of Developments...................................10
      3.25 Title to Properties.......................................11
      3.26 Tax Matters...............................................11
      3.27 Tax Notices...............................................12
      3.28 Employees.................................................12
      3.29 Employee Benefit Plans....................................13
      3.30 Gifts.....................................................13
      3.31 Employee Health and Safety................................13
      3.32 Representations as to Knowledge...........................14
      3.33 Representations Concerning Solvency.......................14


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                       ASSET PURCHASE AGREEMENT

                           TABLE OF CONTENTS
                                                                    Page

ARTICLE IV
   PRE-CLOSING COVENANTS OF SELLER...................................15
      4.1  Inspection of Properties and Books........................15
      4.2  Other Contracts...........................................15
      4.3  Ongoing Operation.........................................15
      4.4  Indebtedness..............................................16
      4.5  Records...................................................16
      4.6  Articles of Incorporation; Bylaws.........................16
      4.7  Distributions or Dividends................................16
      4.8  Notice of Breach..........................................16
      4.9  Nondisclosure.............................................16
      4.10 Employment Matters........................................16
      4.11 Insurance.................................................17
      4.12 Preservation of Business..................................17
      4.13 Regulatory Filings........................................17
      4.14 No Negotiations...........................................17
      4.15 Assignment of Contracts, Leases and Other Agreements......18
      4.16 Good Faith Efforts........................................18
      4.17 Additional Disclosure.....................................18

ARTICLE V
   POST-CLOSING COVENANTS............................................18
      5.1  Further Assurances........................................18
      5.2  Litigation Support........................................18

ARTICLE VI
   REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................19
      6.1  Organization and Qualification of Purchaser...............19
      6.2  Authorization.............................................19
      6.3  No Conflicting Agreements.................................19
      6.4  Compliance with Applicable Law............................19
      6.5  Litigation................................................19
      6.6  Material Misstatements or Omissions.......................20
      6.7  Consents and Approvals....................................20
      6.8  Brokers...................................................20
      6.9  Representations as to Knowledge...........................20
      6.10 No Undisclosed Liabilities................................20

ARTICLE VII
   COVENANTS OF PURCHASER............................................21
      7.1  Other Contracts...........................................21
      7.2  Additional Disclosure.....................................21
      7.3  Notice of Breach..........................................21
      7.4  Nondisclosure.............................................21


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                       ASSET PURCHASE AGREEMENT

                           TABLE OF CONTENTS
                                                                    Page

      7.5  Best Efforts..............................................21
      7.6  Regulatory Filings........................................21
      7.7  Non-Compete and Confidentiality Agreements................22
      7.8  Employment Agreements.....................................22

ARTICLE VIII
   CONDITIONS PRECEDENT TO CLOSING...................................22
      8.1  Conditions Precedent to Obligations of Seller.............22
      8.2  Conditions Precedent to Obligations of Purchaser..........24

ARTICLE IX
   SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................28

ARTICLE X
   INDEMNIFICATION...................................................29
      10.1 Indemnification...........................................29
      10.2 Limitation of Liability...................................29
      10.3 Method of Asserting Claims................................30
      10.4 Payment of Claim..........................................31
      10.5 Other Rights and Remedies Not Affected....................31
      10.6 Post-Closing Adjustments and Right of Offset..............31

ARTICLE XI
   AMENDMENT, TERMINATION AND BREACH.................................32
      11.1 Amendment and Modification................................32
      11.2 Termination and Abandonment...............................32

ARTICLE XII
   CLOSING ..........................................................32
      12.1 Closing...................................................32
      12.2 Allocations...............................................32
      12.3 Seller's Deliveries at Closing............................33
      12.4 Purchaser's Deliveries at Closing.........................34
      12.5 Forwarding of Receivables.................................35
      12.6 Removal of Personal Effects Following Closing.............35
      12.7 Cooperation; Premises.....................................35

ARTICLE XIII
   MISCELLANEOUS.....................................................36
      13.1 Notice....................................................36
      13.2 Entire and Sole Agreement.................................36
      13.3 Successors and Assigns....................................37
      13.4 Expenses..................................................37
      13.5 Severability..............................................37
      13.6 Governing Law.............................................37
      13.7 Counterparts..............................................37


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                       ASSET PURCHASE AGREEMENT

                           TABLE OF CONTENTS
                                                                    Page

      13.8 Amendments................................................37
      13.9 No Third Party Beneficiary................................37
      13.10Headings..................................................37
      13.11Disputes..................................................38
      13.12Delivery of Exhibits......................................38



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                       ASSET PURCHASE AGREEMENT


THIS AGREEMENT is made and entered into this 19th day of January, 1999, by and between Factual Data Corp., a Colorado corporation ("Purchaser"), and Premier Mortgage Credit Services, Inc., an Illinois corporation ("Seller"). For accounting purposes, this Agreement shall be deemed to be effective on January 1, 1999. Albert E. Zernitz and Laurel L. Zernitz are referred to as the "Shareholders."

                               RECITALS

WHEREAS, on or about December 10, 1998, Purchaser issued a term sheet to Seller ("Term Sheet") pursuant to which Purchaser indicated its desire to proceed with the acquisition of certain assets of Seller; and

WHEREAS, the Term Sheet contemplated the parties would enter into a definitive Asset Purchase Agreement which definitive agreement is as set forth below (the "Agreement") and which shall supersede the Term Sheet in its entirety; and

WHEREAS, Purchaser desires to purchase, and Seller desires to sell, the assets of Seller as described on Exhibit 2.1 hereto (the "Assets") and Purchaser desires to assume the liabilities of Seller described on Exhibit 2.3 hereto ("Assumed Liabilities");

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in reliance upon the representations and warranties contained herein, the parties hereto agree as follows:

                               ARTICLE I
                              DEFINITIONS

The following terms used in this Agreement shall, unless the context requires otherwise, have the meanings designated below:

Assets means the assets set forth on Exhibit 2.1 hereto.

Assumed Liabilities means the liabilities set forth on Exhibit 2.3 hereto which may include but are not necessarily limited to, equipment or facility leases.

Claim Notice has the meaning given to it in Section 10.3(a).

Closing has the meaning given to it in Section 12.1.

Closing Date has the meaning given to it in Section 12.1.

Code means the Internal Revenue Code of 1986, as amended.

Communication means collectively any publicity release, security filing, private placement memorandum or any other communication.

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Damages means any and all damages, claims, deficiencies, losses and expenses, as further defined in Section 10.1.

ERISA means the Employee Retirement Income Security Act of 1974, as amended, and any regulations, rules or orders promulgated thereunder.

Evaluation Material means Seller's documents, financial statements, information and materials which shall be used in connection with a due diligence review.

Excluded Assets means all of the Seller's cash held by Seller or generated from the business of Seller on hand, cash investments and billed accounts receivable as of Closing; the Assets of Seller identified herein as not being conveyed; all items of Assets which are disposed of by Seller in the ordinary course of business through no fault of Seller; and the Buyer's Promissory Note and all security instruments and rights granted to secure payment of same and all contract and/or property rights granted in said Note, security document and the Asset Purchase Agreement.

Financial Statements has the meaning given to it in Section 3.21.

Indemnified Party means the party claiming indemnification under Article X.

Indemnifying Party means the party against whom indemnification claims are asserted under Article X.

Intellectual Property means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, services marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connections therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registration and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof (in whatever form or medium).

Loss means Damages for which any claim may be asserted under Article X.

Other Company  Agreements  means the  Non-Compete  and  Confidentiality
Agreements.

Note shall have the meaning given it in Section 2.2

Notice means the thirty day period which the indemnifying party shall have from the personal delivery or mailing of the Claim Notice.

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OSHA means the Occupational  Safety and Health Act of 1970, as amended,  and any regulations, rules or orders promulgated thereunder.

Purchase Price has the meaning given it in Section 2.2.

Purchaser means Factual Data Corp., a Colorado corporation, or its assigns.

Seller means Premier Mortgage Credit Services, Inc., an Illinois corporation.

Shareholders means all owners of capital stock of Seller at the date hereof and as of Closing to wit: Albert E. Zernitz (51.25%) and Laurel L. Zernitz (48.75%).

Tax or Taxes means any federal, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimating or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

Tax  Return  means  any  return,  declaration,   report,  claim  for  refund  or
information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Uniform Commercial Code means the Uniform Commercial Code applicable in the state of organization of the Seller.

                              ARTICLE II
                       ACQUISITION OF THE ASSETS

      Subject to the terms and conditions set forth in this Agreement:

2.1 Delivery of Assets At the Closing, Seller shall endorse and deliver such instruments, documents, certificates or instructions as may be necessary to vest title to the Assets, not including the Excluded Assets, set forth on Exhibit 2.1 hereto in Purchaser. Upon receipt of such documents, instruments, certificates or instructions, and upon the Closing, Purchaser shall become the beneficial and record holder of the Assets and entitled to all of the rights, benefits and privileges with respect thereto. Except as otherwise provided herein, the Assets shall be delivered by Seller to Purchaser at the Closing and will be free of all encumbrances, liens, security interests or other claims.

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At the Closing,  the Assets which will be  transferred  to Purchaser,  and their value, shall be as follows:

               Asset Category                           Valuation(1)

Fixed and operating assets                               $________
Contract rights, customer agreements and
 customer lists                                           ________
Intellectual property, software and licenses              ________
Personnel files                                           ________
Books and records                                         ________
Non-Compete and confidentiality agreements                ________
Deposits                                                  ________
Prepaid assets                                            ________
Goodwill                                                  ________
-------------------------
(1) The parties acknowledge and agree that the valuation of the Assets if not determined at the date of execution of this Agreement, shall be made by the parties not later than twenty (20) days prior to Closing.

Each of Seller and Purchaser covenant that it will not take a position on any income tax return or before any governmental agency or in any judicial proceeding that is inconsistent in any way with this allocation.

2.2 Purchase Price for Assets The aggregate purchase price for the Assets shall consist of $238,500, plus or minus prorations, cash and a promissory note in the aggregate amount of $88,500 which shall be delivered to Seller at the Closing subject to and upon the terms and conditions hereof and the representations and warranties contained herein, in the following manner:

     (a) At the Closing, Purchaser shall pay an aggregate cash consideration of $238,500 to the Seller, which shall be paid in the form of bank cleared funds or a wire transfer to a financial institution designated by the Seller.

     (b) Purchaser shall deliver to Seller a non-negotiable promissory note in the aggregate principal amount of $88,500 (the "Note") plus Purchaser's security agreement and financing statements. The Note shall be issued by Purchaser on the following terms and conditions:

          (i) The Note shall bear interest at the rate of 8% per annum and shall be due and payable in 12 quarterly installments of principal and interest in accordance with the amortization schedule attached to the Note commencing March 31, 1999.

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          (ii) The  Note,  a  copy  of  which  is  attached  hereto  as  Exhibit
               2.2(b)(i), shall be secured by a perfected subordinated second lien on all of the Assets sold pursuant to this Agreement. The lien securing payment of the Note shall be subordinated to any
               senior  institutional  bank  or  credit  arrangements   including
               accounts receivable financing obtained by Purchaser at any time prior to or after the execution of this Agreement and Seller agrees to execute a subordination agreement and intercreditor agreement in form satisfactory to the senior debt lender at such time as a senior credit facility is obtained by Purchaser. A security agreement and UCC-1 setting forth the subordinated security interest in the form attached as Exhibit 2.2(b)(ii) shall be executed at the Closing by Purchaser and filed by Seller at Purchaser's cost with the Illinois Secretary of State or other required regulatory agencies or governmental entities in each state and entity in which a UCC filing may be required.

     (c) The parties contemplate that, subsequent to the Closing, an audit of the financial records of Seller may be performed in accordance with generally accepted accounting principles by independent certified public accountants designated by the Purchaser, and at Purchaser's sole cost and expense.

     (d) Each party hereto specifically recognizes and identifies that ancillary agreements by and between the parties will be required to be executed concurrently at Closing. It is, therefore, specifically agreed that an additional condition to any parties' obligation to close the transaction described herein is the finalization of the Non-Compete and Confidentiality Agreements by and between Purchaser and Albert E. Zernitz and Laurel Zernitz and Martin Jasionowski. At the Closing, Purchaser shall deliver to Albert E. Zernitz and Laurel Zernitz each a non-negotiable promissory note in the principal amount of $75,000. Each Note shall bear interest at the rate of 8.0% per annum and shall be due and payable in 12 quarterly installments of principal and interest in accordance with the amortization schedule attached to the Notes commencing March 31, 1999.

2.3 Assumed Liabilities As part of the consideration for the Assets, the Purchaser shall assume and pay, perform and discharge the Assumed Liabilities described on Exhibit 2.3 hereto. The Purchaser will pay, perform and discharge the Assumed Liabilities as they become due provided the Purchaser shall not be obligated to pay, perform or discharge any obligation except to the extent that such obligation or liability constitutes a valid and legally enforceable claim against Seller.

                              ARTICLE III
       REPRESENTATIONS AND WARRANTIES OF SELLER AND SHAREHOLDERS

Seller and Shareholders (except that Laurel Zernitz makes no representations or warranties whatsoever regarding Seller) represent and warrant to Purchaser that the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement be true, correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement) as follows:

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3.1        Organization and  Qualification Of Seller The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Illinois, and is duly qualified and authorized to do business. The Seller has all requisite corporate power and authority to carry on its business as now being conducted. The copies of the Articles of Incorporation (certified by the Secretary of the State of the state of Illinois) and the Bylaws of the Seller, both as amended to Date of Closing, which have been delivered to Purchaser and attached hereto as Exhibits 3.1(a) and 3.1(b), respectively, are complete and correct, and the Seller is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws.

3.2 Authorized Capitalization The authorized capital stock of the Seller consists of 1,000 shares of common stock, of which 800 shares are issued and outstanding as of the date of this Agreement. No shares of the Seller's capital stock are held in treasury. The Seller has no authorized or outstanding stock or securities convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued shares. There are no authorized or outstanding stock appreciation, phantom stock, profit participation or similar rights with respect to the Seller. There are no voting trusts, voting agreements, proxies or other agreements or understandings with respect to the voting of the capital stock of the Seller.

3.3 Authorization This Agreement has been duly and validly executed and delivered by Seller and the Shareholders and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of Seller and the Shareholders enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and by the availability of injunctive relief with specific performance. Attached hereto as Exhibit 3.3(a) is a Certificate which shall evidence the approval and authorization of the Shareholder of Seller and which shall be attested to by the President of Seller. This
           Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the board of directors of Seller. Attached hereto as Exhibit 3.3(b) is a certified copy of the Directors' Consent or a resolution passed pursuant to a duly and validly called meeting of the Board of
           Directors. This Agreement constitutes, and all other agreements contemplated hereby to be executed and delivered by the Seller will when executed and delivered constitute, the legal, valid and binding obligations of, and be enforceable in accordance with their respective terms against, the Seller.

3.4 Product Rights As of the Closing, subject to those limitations set forth in this Agreement, Seller has no rights with respect to any trademarks and trade names.

3.5 Bulk Sale Law To the best of Seller's knowledge, Seller is not required to comply with the bulk sale provisions of the Illinois
           Uniform Commercial Code and Purchaser waives compliance by Seller with all bulk sales laws.

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3.6  No Conflicting Agreements Except as set forth in Exhibit 3.6, the execution and delivery of this Agreement by Seller does not, and consummation by Seller of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller or the Assets which materially affects the assets or business of Seller, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Seller or of any agreement or instrument to which Seller is a party, or (c) with the exception of the agreements evidencing and securing the debts owed Seller under paragraph 2.2(B), result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon the Assets.

3.7 Compliance with Applicable Law Except as set forth in Exhibit 3.7, Seller has not received any notice or information of any violation, probable violation or default by Seller under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Seller's operations which could materially adversely affect the business, operations, financial condition, properties or assets of Seller, or the ability to consummate the transaction contemplated hereby. To the best of Seller's and the Shareholders' knowledge after diligent inquiry, Seller has operated its business, and will continue to operate its business, in compliance with the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Act and applicable state law. Additionally, Seller has given notice of the sale of Assets to all government entities that require such notice, if any.

3.8 Material Misstatements or Omissions Neither this Agreement nor any other document, certificate or statement furnished to Purchaser by or on behalf of Seller in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

3.9 No Known Material Adverse Effects There is no fact known to Seller, which materially adversely affects or will materially adversely affect the Assets which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to Purchaser by or on behalf of Seller in connection herewith.

3.10 Consents and Approvals The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, does not require Seller to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except
     (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made and in full force and effect as of the Closing, (ii) those as to which the failure to obtain would have no material adverse effect on the Assets or the transactions contemplated hereby, and (iii) approval of the Seller's Shareholders, which shall be obtained prior to the execution hereof.

3.11 Subsidiaries Seller does not own, have an ownership interest in, or control any corporation, partnership, proprietorship or other entity.

3.12 Litigation Except as described in Exhibit 3.12, there are no actions, proceedings or investigations pending or threatened against Seller or the Assets before any court or administrative agency which could result in any material adverse change in the operations or financial condition of Seller other than as identified therein.

3.13 Brokers All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with representatives of Purchaser, without the intervention of any person in such manner as to give rise to any valid claim by any person against Purchaser on behalf of Seller for a finder's fee, brokerage commission, or similar payment. All rights of indemnity under Article X hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

3.14 Taxes Seller shall pay all Taxes arising out of the transfer of the Assets and shall be responsible for all personal property taxes for the business of Seller through the date of the Closing. Purchaser shall not be responsible for any business, occupation, withholding or similar Tax, or any Taxes of any kind related to the Assets or the business of Seller for any period prior to the Closing.

3.15 Ownership Seller is the owner, beneficially and of record, of all of the Assets as identified on Exhibit 2.1 hereto, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, except as otherwise described on Exhibit 3.15 hereto. EXCEPT AS SET FORTH IN PARAGRAPH 3.25 BELOW, THE ASSETS ARE BEING SOLD PURSUANT TO THIS AGREEMENT, "AS IS, WHERE IS" WITHOUT ANY OTHER REPRESENTATION, WARRANTY, LIABILITY OR OTHER OBLIGATION ON THE PART OF SELLER WHATSOEVER, WHETHER EXPRESSED OR IMPLIED. THE EXPRESSED WARRANTY AS TO TITLE TO THE ASSETS IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES, WHETHER EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OR REPRESENTATION AS TO THE CONDITION OF THE ASSETS OR AS TO THE MERCHANTABILITY OF THE ASSETS OR ANY WARRANTY OF FITNESS OF THE ASSETS FOR ANY PARTICULAR PURPOSE, ALL OF WHICH ARE EXPRESSLY WAIVED BY PURCHASER.

3.16 Accounts The list of customers attached hereto as Exhibit 3.16(a) represents the customers with which Seller now does business, principally in the area of mortgage credit reporting. The customers with which Seller maintains a contract or agreement are identified on Exhibit 3.16(b) hereto. Except as described on Exhibit 3.16(c), all such contracts or agreements are valid and enforceable contracts or agreements and are not currently, and will not be at Closing, in default, invalid or unenforceable in any manner, or where termination is threatened or imminent to the actual knowledge of Seller. Seller has performed all of its material obligations and material responsibilities as described under each such contract or agreement, none of such contracts or agreements are subject to any counterclaim or set-off and such contracts are in full force and effect and will continue in full force and effect following the Closing (assuming continuing performance by Purchaser following the Closing, which is not warranted or represented by Seller). Except as described on Exhibit 3.16(d), Seller has no reason to believe that amounts payable under such contracts or agreements, assuming due performance by Purchaser in the future (which is not warranted or represented by Seller), will not be paid in accordance with the terms of such contracts or agreements. Seller has not received any notices of default, claims, or any other type of notice with respect to each such contract or agreement or, if such notice has been received, a copy of any such notice has been provided in writing to Purchaser.

3.17 License Agreements Attached as Exhibit 3.17 is a complete and accurate list of any license agreements to which Seller is a party as of the date hereof. Also stated on Exhibit 3.17 is the expiration date of each such license agreement. Except as described on Exhibit 3.17, all such license agreements are valid and enforceable contracts or agreements and are not currently, and will not be at Closing, in material default, invalid or unenforceable in any manner. To the extent the transfer of any license agreement hereunder requires the consent of any third party, Seller and Shareholders shall use their best efforts to obtain such consents. Seller has not received any written notices of default, claims or any other type of written notice with respect to any license agreement or, if such written notice has been received, a copy of such notice has been provided in writing to Purchaser.

3.18 Intellectual  Property  Attached  as Exhibit  3.18 to this  Agreement  is a schedule of all trade names, trademarks, service marks, copyrights, computer software, source code and their registrations, owned by Seller or in which Seller has any right, license, or for which Seller has made application, together with a brief description of each (hereinafter collectively the "Intellectual Property"). To the best of Seller's knowledge, Seller has not infringed, and by its use of its Intellectual Property, is not now infringing on any United States or state trade name, trademark, service mark or copyright belonging to any other person, firm or corporation and, to the best of Seller's knowledge, the use of the Intellectual Property by Purchaser will not conflict with, infringe on or otherwise violate the rights of others.

3.19 Customers Exhibit 3.19 to this Agreement sets forth a correct and current list of all customers of Seller together with summaries of the revenues from each customer during the most recent 12 months ending 30 days prior to the date hereof.

3.20 Contracts Except as set forth in Exhibit 3.20, Seller is not a party to, nor is the property of Seller bound by, any contract, distributorship agreement, license agreement, agency agreement or output or requirements agreement, or any other agreement, indenture, mortgage, deed of trust, lease, security agreement, loan agreement or instrument which Purchaser would succeed to by its purchase of the Assets, nor will the purchase of the Assets by Purchaser create any material default by Seller as to any of such agreements which will materially adversely affect the Purchaser's use of the Assets.

3.21 Financial Statements Seller has delivered to Purchaser copies of Seller's balance sheet as of the end of the most recent fiscal year and the statements of income and retained earnings for the years ended for the two most recent fiscal years and for the interim period commencing January 1, 1998 and ending October 31, 1998 (collectively, the "Financial Statements"). The Financial Statements are based upon the information contained in the books and records of Seller and fairly and accurately present in all material respects the financial condition of Seller as of the dates thereof and results of operations of the business for the periods referred to therein.

3.22 Absence of Undisclosed or Contingent Liabilities Seller has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) which could materially and adversely affect any of the Assets of the Seller except as otherwise set forth in the Financial Statements, and
     Exhibit 3.22 hereto.

3.23 No Material Adverse Changes Since the date of the most recent Financial Statements, there has been no change materially adverse to Seller in its Assets, financial condition, gross profit, operating results, customer, employee or supplier relations, business condition or prospects, except as otherwise disclosed on Exhibit 3.23 hereto.

3.24 Absence of Developments Since the date of the Term Sheet by and between Seller and Purchaser, Seller has, and will until Closing:

     (a) Conducted its business and operations in substantially the same manner as heretofore conducted; maintained business insurance; committed no waste of the Assets; disposed or otherwise changed the nature of any Asset such that cash or accounts receivable are increased (other than in the ordinary course of business), nor created or suffered to exist any material lien, charge or encumbrance on any Asset or incurred any indebtedness for borrowed money (other than in the ordinary course) which is secured by one or more of the Assets; and has used its best efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others;

     (b) Refrained from making capital expenditures or commitments for additions to the property, plant or equipment or entered into transactions which could materially alter or affect operations, except as otherwise have been approved in writing by Purchaser;

     (c) Except from the assets to be retained by Seller, refrained from paying the officers or directors or their affiliates, whether in the capacities of shareholders, directors, officers or employees, any dividends or any bonuses or any other forms of compensation except for non-bonus compensation in accordance with current practice; and

     (d) Maintained title to, and refrained from making or permitting, any transfer, sale, pledge, encumbrance on, lien or other disposition of the Assets of Seller except in the ordinary course of business.

3.25 Title to Properties Seller does not own any real property. The lease to which Seller is a party, a true and complete copy of which is attached hereto as Exhibit 3.25, is in full force and effect, and Seller holds a valid and existing leasehold interest in such lease for the term set forth in such lease. Seller shall utilize its good faith efforts to obtain an assignment of the property lease if requested to do so by Purchaser. Seller shall have delivered complete and accurate copies of such lease to Purchaser, and such lease shall not have been modified in any material respect except to the extent that such modifications are disclosed in writing delivered to Purchaser. Seller is not in default, and no circumstances exist which, if unremedied would, either with or without notice or the passage of time or both, result in a default under such lease, nor is Seller in default under the lease. The tangible Assets have been operated in a businesslike manner, have been maintained and serviced in accordance with Seller's normal practices and as necessary in the normal course of business. Seller owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business.

3.26 Tax Matters

     (a) Except as set forth in Exhibit 3.26, the Seller has filed all Tax Returns that it was required to file. All Taxes owed by the Seller (whether or not shown on any Tax Return) have been paid. The Seller is not currently the beneficiary of any extension of time within which to file any Tax Return. To the best of Seller's knowledge, no claim has ever been made by an authority in a jurisdiction where the Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. To the best of Seller's knowledge, there are no encumbrances on any of the Assets of the Seller that arose in connection with any failure (or alleged failure) to pay any Taxes.

     (b) The Seller has withheld and paid substantially all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

     (c) There is no dispute or claim concerning any liability for Taxes of the Seller (i) claimed or raised by any authority in writing or orally with any directors, officers or employees of the Seller; or (ii) as to which any such person has knowledge based on personal contact with any agent of such authority. Exhibit 3.26 lists all federal, state, local and foreign income Tax Returns filed with respect to the Seller for taxable periods ended on or after December 31, 1995, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed to by the Seller since December 31, 1995.

3.27 Tax Notices Except as set forth on Exhibit 3.27 hereto, no deficiency for any Taxes has been proposed, asserted or assessed against Seller that has not been resolved and paid in full. No waiver, extension or comparable consent has been given by Seller regarding the application of the statute of limitations with respect to any Taxes outstanding, nor is any request for any such waiver or consent pending. Except as described in Exhibit 3.27 hereto, there has been no tax audit or other administrative proceeding or court proceeding with respect to any Taxes, nor is any such Tax audit or other proceeding pending, nor has there been any notice to Seller by any taxing authority regarding any such Tax, audit or other proceeding or, to the best knowledge of Seller, is any such Tax audit or other proceeding threatened with regard to any Taxes. For the purposes hereof, the term "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon Seller and not how that term is defined under
     Article I hereof.

3.28 Employees Except as described on Exhibit 3.28, (a) Seller has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (b) to the best of Seller's knowledge, Seller has no material labor relations problem pending; (c) Seller is unaware of workmen's compensation, sexual harassment, discrimination or claims pending against Seller nor is Seller aware of any facts that would give rise to such claims; (d) to the best of Seller's knowledge, no employee of Seller is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Seller; and (e) to the best of Seller's knowledge, no employee or former employee of Seller has any claim with respect to any intellectual property rights of Seller.

3.29 Employee Benefit Plans

     (a) Except as provided in writing to Purchaser and as listed on Exhibit 3.29, with respect to all employees and former employees of Seller and all dependents and beneficiaries of such employees and former employees, (i) Seller does not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements, (ii) Seller does not maintain or contribute to any qualified defined contribution plans as defined in Section 3(34) of ERISA or Section 414(i) of the Code, (iii) Seller does not maintain or contribute to any qualified defined benefit plans as defined in
          Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) Seller does not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

     (b) To the best of Seller's knowledge, to the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), any employee benefit plans as defined in Section 3(3) of ERISA which Seller does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year, (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (iii) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code.

     (c) Seller does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. Seller has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. Seller has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) that will be set forth in writing to Purchaser, and (ii) health care continuation benefits described in Section 4980B of the Code.

3.30 Gifts Neither Seller nor any of its officers, directors or shareholders has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person in a position to assist or hinder Seller in connection with any actual or proposed business transaction.

3.31 Employee Health and Safety Seller has received no notice, nor does the Seller have knowledge of any facts which could give rise to any notice that Seller has violated or is potentially liable under, OSHA or any other federal or state acts (including rules and regulations thereunder) and, to the best of Seller's knowledge, regulating or otherwise affecting employee health and safety.

3.32 Representations as to Knowledge The representations and warranties contained in Article III hereof shall in each and every event whereby an exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.

3.33 Representations Concerning Solvency The Seller has not incurred, and does not intend to incur, and has no reasonable basis to believe that it will incur, any debts beyond its ability to pay such debts as they become due. Seller has, and will continue to have, assets greater than Seller's debts, based upon a fair valuation and has paid, and will pay, its debts as they become due. Purchaser may rely on such representations in asserting that Purchaser has no reasonable cause to believe that Seller is or will become insolvent as a result of the transactions contemplated hereby. Seller has undertaken the transactions described herein in good faith, considering its obligations to any person or entity to whom Seller owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and has undertaken the transaction described herein without any intent to hinder, delay or defraud its creditors. Seller will not, and has not, concealed this transaction or the proceeds of such transaction from any of its creditors. Seller has not removed or concealed any assets from its creditors and will not incur debt in connection with the assets or business that is significantly greater than the normal and customary debts of Seller in the ordinary course. Seller does not contemplate and has no reason to contemplate it will seek protection under the bankruptcy laws as a result of consummating the transactions encompassed by this Agreement, and believes in good faith that it will receive consideration reasonably equivalent to the value of the Assets being purchased by the Purchaser.

                              ARTICLE IV
                    PRE-CLOSING COVENANTS OF SELLER

Seller hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

4.1 Inspection of Properties and Books Seller shall assist any individual or individuals designated by Purchaser with reasonable prior notice to visit or inspect any property of Seller, at reasonable times acceptable to both parties, including books of accounts and records of Seller, to make extracts or copies of such books and records and to discuss in a confidential nature and context the affairs, finances and accounts of Seller with its officers, and shall use its best efforts to obtain access for Purchaser to Seller's accountants' work papers. As a condition to the Closing, the parties acknowledge and agree that Seller shall furnish to Purchaser Evaluation Material which shall be used in connection with a due diligence review. The parties agree that Purchaser shall treat the Evaluation Material confidentially, and shall not disclose to any party, except as otherwise set forth herein, the Evaluation Material or any information set forth therein; provided, however, that Purchaser is authorized to disclose the Evaluation Material to its investment banker, counsel and accountants for their review. Purchaser shall instruct its officers, directors, employees, agents or representatives of the confidential nature of the Evaluation Material and shall be responsible for ensuring that the Evaluation Material is kept confidential by such persons. In the event the Closing is not consummated, all Evaluation Material shall be returned to Seller, within ten days of a request therefor, with the understanding that Purchaser shall retain no copies of the Evaluation Material and shall not disclose to any other party the Evaluation Material or information contained therein, with the exception of (i) information which becomes generally available to the public other than as a result of disclosure by Purchaser, or (ii) information included in the Evaluation Material which is first disclosed by a third party not bound by a confidentiality agreement with Seller and (iii) information required to be disclosed in any registration statement or periodic report under the disclosure requirements of applicable federal and state securities laws. Purchaser agrees that Seller may require that Purchaser certify in writing that it has retained no Evaluation Material.

4.2 Other Contracts Except in the ordinary course of business, Seller shall not enter into or become subject, and shall not cause Seller to enter into or become subject, to any agreement, transaction, or commitment which would restrict or in any way impair the obligation or ability of Seller to comply with all of the terms of this Agreement.

4.3 Ongoing Operation Using its good faith efforts, Seller shall carry on its business diligently and substantially in the same manner as heretofore conducted. The business of Seller shall be conducted only in the ordinary course and neither the shareholders of Seller nor Seller shall take any action except in the ordinary course of Seller's business, on an arm-length basis and in accordance in all material respects with all applicable laws, and Seller's past custom and industry practice.

4.4 Indebtedness Except as otherwise provided herein, Seller will not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness related or connected with, or secured by, the Assets, except in the ordinary course of its business and subject to prior written notice to Purchaser. Except in the ordinary course of its business, and subject to prior written notice to Purchaser, Seller will not sell, pledge, encumber or otherwise subject the Assets to any claim or indebtedness.

4.5 Records Seller shall maintain its books, accounts and records in the usual, regular and ordinary manner.

4.6 Articles of Incorporation; Bylaws Seller will not amend its Articles of Incorporation or Bylaws or otherwise alter its corporate existence or powers.

4.7 Distributions or Dividends Seller will not declare or pay any dividend, make any distribution on shares of its capital stock or repurchase any shares of its capital stock.

4.8 Notice of Breach In the event of and promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of Seller contained herein, Seller shall give notice in writing of such event or threatened event to Purchaser.

4.9 Nondisclosure The parties agree that any publicity release, security filing, memorandum or any other communication, whether written or oral, identifying this proposed transaction shall not identify Seller at any time prior to Closing unless required by applicable securities laws or regulations. Seller shall timely review and approve any public communication prepared by Purchaser before its dissemination and release.

4.10 Employment Matters Except as otherwise provided herein, Seller shall not, directly or indirectly, except in the ordinary course of business and with prior notice to Purchaser, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination paid to, any officers or directors or consultants, or (ii) take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof. Seller shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.

4.11 Insurance Seller shall maintain its current insurance policies. To the extent Seller has paid premiums for insurance coverage that will continue in effect on a post-Closing basis, the Purchaser will reimburse Seller within 15 days of Closing the prorated portion of post-Closing insurance coverage based upon the time period covered by such insurance both prior to, and subsequent to, Closing. Seller shall purchase tail coverage covering Seller and its officers and directors for any error and omission policy maintained by Seller prior to Closing.

4.12 Preservation of Business Seller and the Shareholders shall (i) maintain and preserve the business organization of Seller's relationships with employees, suppliers, distributors, customers and others having business relationships with Seller, (ii) notify Purchaser of any emergency or other change in the normal course of Seller's business or in the operation of Seller's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of Seller or the ability of Seller to consummate the transactions contemplated by this Agreement, and
     (iii) promptly notify Purchaser in writing if Seller or its representatives shall discover that any representation or warranty made by Seller in this Agreement was when made, or has subsequently become, untrue in any respect.

4.13 Regulatory Filings Seller is not required, and shall not be required prior to or following Closing, to make any filings or submissions under any laws or regulations applicable to Seller for the consummation of the transactions contemplated herein. Seller shall make all filings necessary such that, at the Closing, Purchaser may file for and obtain use of Seller's corporate name identified on page one of this Agreement. Purchaser has advised Seller that the execution of this Agreement and closing of the transaction contemplated hereby may require the Purchaser to provide certain disclosure concerning the business and the financial statements of Seller to the United States Securities and Exchange Commission. Seller hereby consents to the inclusion of disclosure concerning Seller, the financial statements of Seller and the representations and warranties made by Seller in the course of this transaction, in a periodic report or any amendment thereto, in order to allow Purchaser to discharge its disclosure obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

4.14 No Negotiations None of Seller, its officers, directors or the Shareholders shall cause Seller to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or the purchase of all or a material portion of the assets of, or any equity interest in, Seller, or any similar transaction or business combination involving Seller, or participate in any negotiations regarding, or furnish to any other person, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. Seller shall within five business days notify Purchaser of any such proposal or offer, or any inquiry from or contact with any person with respect thereto, and shall promptly provide Purchaser with such information regarding such proposal, offer, inquiry or contact as Purchaser may request.

4.15 Assignment of Contracts, Leases and Other Agreements Except as otherwise provided herein or in the Exhibits, Seller agrees that, prior to the Closing, it will secure the approval of all parties with which Seller has customer, supplier or other agreements as to which consent is expressly required and assignment is contemplated to Purchaser and, should Purchaser desire to assume any other contract, lease, agreement or right, Seller shall use its best efforts to secure the approval of the remaining party to the contract, lease, agreement or right such that Purchaser may succeed to rights and obligations of Seller under such contracts, leases, agreements or rights.

4.16 Good Faith Efforts Seller agrees to use its good faith efforts to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Seller will not take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of its representations and warranties contained herein to be or become untrue.

4.17 Additional Disclosure From the date of this Agreement to and including the Closing Date, Seller promptly upon the occurrence thereof, will advise Purchaser of each event subsequent to the date hereof which would have had to be disclosed on any exhibit to this Agreement had it occurred prior to the date hereof.

                               ARTICLE V
                        POST-CLOSING COVENANTS

The parties agree as follows with respect to the period following the Closing.

5.1 Further Assurances In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article X).

5.2 Litigation Support In the event and for so long as any party actively is contesting or defending against any action, suit, proceedings, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller, each of the other parties will cooperate with each other and counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under
     Article X).

                              ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF PURCHASER

In order to induce Seller to enter into this Agreement and the consummation of the transactions contemplated hereunder, Purchaser represents and warrants to Seller that the statements contained in this Article VI are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement be true, correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement) as follows:

6.1 Organization and Qualification of Purchaser Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the full corporate power and authority to own and operate its properties and to carry on its business.

6.2 Authorization This Agreement has been duly and validly executed by Purchaser, as certified in Exhibit 6.2 hereto, and the agreements, representations, and warranties contained herein constitute valid and binding obligations, representations, and warranties of Purchaser enforceable in accordance with their terms.

6.3 No Conflicting Agreements The execution and delivery of this Agreement by Purchaser does not, and consummation by Purchaser of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Purchaser, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Purchaser or of any agreement, contract, or instrument, or order to which Purchaser is a party or by which it is bound, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon Purchaser or any of its assets.

6.4 Compliance with Applicable Law Purchaser has not received any notice or information of any violation, probable violation or default by Purchaser under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Purchaser's operations which could materially adversely affect the business, operations, financial condition, properties or assets of Purchaser or the ability to consummate the transaction contemplated hereby.

6.5 Litigation There are no material actions, proceedings or investigations pending, or to the knowledge of Purchaser, threatened against Purchaser or its officers or directors, before any court or administrative agency or administrative officer.

6.6 Material Misstatements or Omissions Neither this Agreement nor any other document, certificate or statement furnished to Seller by or on behalf of Purchaser in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein and therein not misleading in light of the context in which they were made. There is to the best of Purchaser's knowledge no fact pertaining particularly to the Assets or the business of the Seller which materially and adversely affects, or in the future will materially and adversely affect, the Assets which is known to Purchaser and has not been disclosed to Seller.

6.7 Consents and Approvals The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of Purchaser's obligations hereunder, do not require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person, entity or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, or will be duly obtained and made and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing Date, and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

6.8 Brokers All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by representatives of Purchaser directly with Seller, without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any person against Seller for a finder's fee, brokerage commission or similar payment. All rights of indemnity under Article X hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

6.9 Representations as to Knowledge The representations and warranties contained in Article VI hereof shall in each and every event whereby and exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.

6.10 No Undisclosed Liabilities Purchaser has no material debt, liability or obligation that would have a material adverse effect on the business or financial condition of Purchaser, except as disclosed herein, in the Purchaser's SEC periodic reports, or as incurred in connection with Purchaser's acquisition of the Assets or of other companies.

                              ARTICLE VII
                        COVENANTS OF PURCHASER

Purchaser covenants and agrees as follows:

7.1 Other Contracts From and after the date of this Agreement, Purchaser will not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of Purchaser to comply with all of the terms of this Agreement.

7.2 Additional Disclosure From the date of this Agreement to and including the Closing, Purchaser will, promptly upon the occurrence thereof, advise Seller of each event subsequent to the date hereof which would have had to be disclosed by Purchaser on any exhibit to this Agreement had it occurred prior to the date hereof.

7.3 Notice of Breach In the event of and promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of Purchaser contained herein, Purchaser shall give notice in writing of such event or threatened event to Seller and use all reasonable efforts to prevent or promptly remedy such breach or threatened breach.

7.4 Nondisclosure The Purchaser agrees that any publicity release, security filing, or any other communication, whether written or oral, identifying this proposed transaction shall not identify Seller any time prior to Closing unless required by applicable securities laws or regulations.

7.5 Best Efforts Purchaser agrees to use its best efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Purchaser will not take or knowingly permit to be taken any action that would be contrary to or in breach of the terms or provisions of this Agreement or that would cause any of the representations and warranties of Purchaser contained herein to be or become untrue. Purchaser will reasonably cooperate with Seller in all matters necessary to complete the Closing.

7.6 Regulatory Filings Purchaser has advised Seller that the transaction contemplated hereby will require Purchaser to file disclosure, in the form of a periodic report or amendments thereto, with the United States Securities and Exchange Commission, which report may include disclosure concerning, and the financial statements of, Seller. Seller hereby consents to the inclusion of disclosure concerning Seller, the financial statements of Seller and the representations and warranties made by Seller in the course of this transaction, in such periodic report or amendment, in order to allow Purchaser to discharge its disclosure obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Purchaser agrees to provide Seller upon request a copy of such periodic report or any amendment thereto at least three business days prior to filing. Purchaser will make all required filings with the Securities and Exchange Commission that relate to this transaction.

7.7  Non-Compete and Confidentiality  Agreements At or prior to Closing,  Albert
     E. Zernitz, Laurel L. Zernitz and Martin Jasionowski shall enter into non-compete and confidentiality agreements with Purchaser substantially in the form of Exhibit 7.7 hereto.

7.8 Employment Agreements At or prior to Closing, Seller shall have terminated all employment agreements to which it is a party. The Purchaser's personnel policies and practices, including tenure earned by the Seller's employees, will apply after the Closing Date.

                             ARTICLE VIII
                    CONDITIONS PRECEDENT TO CLOSING

8.1 Conditions Precedent to Obligations of Seller The obligations of Seller to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Seller in writing in the manner provided in Section 8.1(d) hereof):

     (a)  Representations and Warranties of Purchaser; Performance by Purchaser.
          (i) The  representations  and  warranties  of  Purchaser  set forth in
          Article VI hereof  shall  (except  where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, Seller shall not have discovered any material error, misstatement or omission in any of the representations and warranties of Purchaser herein or in any exhibit hereto; (ii) Purchaser shall have performed all obligations and complied with all covenants required to be performed or to be complied with by Purchaser under this Agreement prior to or at the Closing Date including the delivery of all documents required at the Closing; and
          (iii) Seller shall have received a certificate dated the Closing and signed by the President of Purchaser to the effect that the representations and warranties made by Purchaser in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date), which certificate shall be in the form of Exhibit 8.1.

     (b) Action. All action necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser. Purchaser shall have furnished Seller with copies of all consents or resolutions adopted or executed by Purchaser in connection with such actions, certified by the Secretary of Purchaser.

     (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of all or a material portion of the business or Assets of Seller, or to compel Seller or Purchaser to dispose of or to hold separately all or a material portion of the business or assets of Seller, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Purchaser of any of the Assets, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits, or otherwise contemplated hereby, (v) seeking relief against Purchaser under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or (vii) which could result in any material adverse change in the business, operations, financial condition or properties of Purchaser.

     (d) Waiver of Conditions Precedent. Seller, in Seller's sole discretion, may waive any or all of the conditions precedent set forth in this
          Article VIII, either prospectively or retroactively, by giving written notice of such waiver to Purchaser. No waiver of any condition precedent pursuant to this paragraph 8.1(d) shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.

     (e) Discovery of Facts or Circumstances. Seller shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Seller as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of Purchaser which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Purchaser.

     (f) Opinion of Counsel. Seller shall have received from Jones & Keller, P.C., counsel to Purchaser, an opinion dated the Closing, to the following effect:

     (i) Purchaser is a corporation duly organized, validly existing in a good standing under the laws of the State of Colorado.

          (ii) Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate and otherwise, by Purchaser; this Agreement is a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except as enforcement can be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditor's rights generally.

          (iii)The execution and delivery of the Agreement will not violate or conflict with the Articles of Incorporation or Bylaws of Purchaser or any agreement known to such counsel to which Purchaser is a party or by which Purchaser or its assets are bound.

          (iv) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by Purchaser pursuant to this Agreement except such as has been obtained or made.

          (v) Except as disclosed in this Agreement or the Exhibits hereto, such counsel is not aware of any material pending or threatened action, suit, proceeding or investigation before any court or any public, regulatory or governmental agency, authority or body, involving Purchaser or any of its officers or directors, and such counsel does not know of any legal matter or government proceedings regarding Purchaser.

     (g) Miscellaneous. No party shall have initiated action seeking monetary damages or claims in connection with, or seeking to prohibit or enjoin the transactions described in this Agreement.

     (h) Approval of Documentation. The form and substance of all opinions, certificates and other documents required to be delivered to Seller hereunder shall be satisfactory in all reasonable respects to Seller and its counsel.

     (i) Absence of Litigation. No claim, action, suit or proceeding shall be pending or threatened against any of the parties hereto which enjoins, or seeks to enjoin, any of the transactions contemplated hereby or which, if adversely determined, would prevent consummation of the transactions contemplated by this Agreement or the Exhibits hereto or have a material adverse effect upon the Assets.

8.2  Conditions   Precedent  to  Obligations  of  Purchaser  The  obligation  of
     Purchaser to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Purchaser in writing in the manner provided in Section 8.2(f) hereof):

     (a) Representations and Warranties of Seller and Shareholders; Performance by Seller. (i) The representations and warranties of Seller and its Shareholders set forth in Article III hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; (ii) Seller shall have performed all material obligations and complied with all material covenants required to be performed or to be complied with by it under this Agreement prior to the Closing; (iii) Purchaser shall have received a certificate dated as of the Closing and signed by the President of Seller to the effect that the representations and warranties made by Seller in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date) in the form attached as Exhibit 8.2; and (iv)
          Purchaser shall have entered into non-compete and confidentiality agreements with Albert E. Zernitz, Laurel L. Zernitz and Martin Jasionowski in the form attached as Exhibit 7.7, which shall commence by their terms on Closing of the purchase of the Assets.

     (b) Action. All action necessary to authorize the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Seller. Seller shall have furnished Purchaser with copies of all consents or resolutions adopted or executed by Seller in connection with such actions, certified by the Secretary of Seller.

     (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. Further, except as described on
          Exhibit 3.7, there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by Purchaser of all or a material portion of the business or assets of Seller, or to compel Purchaser or Seller to dispose of or to hold separately all or a material portion of the business or assets of Seller, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by Purchaser of any of the Assets, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits, or otherwise contemplated hereby, (v) seeking relief against Seller under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or (vii) which could result in any material adverse change in the business, operations, financial condition or properties of Seller or the Assets.

     (d) No Material Adverse Changes. There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate may be deemed to have a material adverse effect on the business, operations, financial condition or properties of Seller or any material Assets.

     (e) Litigation. Except as described on Exhibit 3.12, there shall be no actions, proceedings or investigations pending, threatened against Seller or its officers or directors before any court, any administrative agency or administrative officer or executive, which could result in any material adverse change in the business, operations, financial condition or properties of Seller or the Assets.

     (f) Waiver of Conditions Precedent. Purchaser may waive any or all of the conditions precedent set forth in this Section 8.2, either prospectively or retroactively, by giving written notice of such waiver to Seller. No waiver of any condition precedent pursuant to this Section 8.2(f) shall, unless otherwise expressly stated in such written notice of waiver, extend to any other covenant or agreement contained herein or to any other condition precedent.

     (g)  Breach or  Violation.  Seller  shall  have  obtained,  or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets, pursuant to the provisions of any agreement, arrangement or undertaking of or affecting Seller or any license, franchise or permit of or affecting Seller.

     (h) Governmental Filings. All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained by Seller (except filings required by Purchaser pursuant to applicable securities laws).

     (i) Discovery of Facts or Circumstances. Purchaser shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to Purchaser as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of Seller which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Seller or the value of the Assets.

     (j) Damage. There shall have been no damage, destruction or loss of or to any property or properties owned or used by Seller, or to any material Assets of Seller, whether or not covered by insurance which, in the aggregate, has or would be reasonably likely to have, a material adverse effect on Seller.

     (k) Opinion of Counsel. Purchaser shall have received from counsel to Seller, an opinion dated the Closing, to the following effect:

     (j) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois.

          (iii)Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate or otherwise, by Seller, and by its Shareholders; this Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms except as enforcement can be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditor's rights generally.

                              ARTICLE IX
              SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Except as otherwise stated below, the representations, warranties, covenants and agreements made by the respective parties in this Agreement or in a certificate executed and delivered in connection with the transactions contemplated hereby shall survive the Closing for a period of three (3) years and thereafter all such representations and warranties shall be extinguished. The foregoing shall be subject to the exception that any claims relating to tax matters covered in Sections 3.26 and 3.27 hereof shall survive for the period of the applicable statute of limitations pertaining to tax claims. The parties hereto shall have liability and responsibility for its surviving representations and warranties made herein, notwithstanding any investigation heretofore or hereinafter made by or on behalf of the parties prior to the Closing, provided, however, that no legal remedy, at law or in equity, shall be available with respect to any loss, liability, or breach of agreement or warranty or misrepresentation if the party alleging such loss, liability, breach, or misrepresentation had actual knowledge of the existence, nature and extent thereof on the Closing and, despite such knowledge, proceeded with the Closing without objection.

                               ARTICLE X
                            INDEMNIFICATION

10.1 Indemnification Subject to the provisions of Article IX and this Article X, Seller and Shareholders agree to indemnify in respect of, and hold
     Purchaser harmless against, any and all damages, claims, deficiencies, losses, and expenses (collectively "Damages") resulting from (i) any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement contained herein which survives the Closing or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, provided, however, notwithstanding anything herein to the contrary, Seller and Shareholders shall have no liability under this Agreement to Purchaser for Damages resulting from (a) any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement, or any fact or omission, known to Purchaser or any of its employees at the date hereof or at and immediately after the Closing; (b) any liability or obligation of Seller assumed by Buyer in writing pursuant to he Agreement; or (c) or any action, assessment, claim, demand or suit incident to any of the foregoing; and (ii) Seller's operation of its business through the date of Closing. Subject to the provisions of Article IX and this Article X, Purchaser agrees to indemnify in respect of, and hold Seller harmless against, any and all Damages resulting from (i) any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of Purchaser made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in any document delivered by Purchaser to Seller pursuant hereto or in connection with the transactions contemplated hereby except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to Seller and waived in writing by Seller as of the Closing; (ii) Purchaser's operation of the purchased business after the date of Closing; (iii) any liability or obligation not specifically retained by Seller in writing pursuant to this Agreement; (iv) any liability of Seller assumed by Purchaser; and (v) any action assessment claim demand preceding the suit incident to any of the foregoing. The party claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". Damages for which a claim or action may be asserted hereunder are hereinafter referred to as a "Loss".

10.2 Limitation of Liability Neither party shall be liable to the other party to this Agreement except to the extent that the aggregate amount of Losses for which they would otherwise (but for this provision) be liable under this
     Article X exceeds in the aggregate the sum of $10,000 and then only to the extent of such excess. Claims for indemnification by either party shall be limited to the greater of (i) the amount of the Purchase Price, or (ii) the amount of any damages, claims, deficiencies, losses and expenses paid by the Indemnified Party to a third party.

10.3 Method  of  Asserting  Claims  All  claims  for   indemnification   by  any
     Indemnified Party under this Article X shall be asserted and resolved as follows:

     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within twenty (20) days of such claim or demand being made, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). The estimate of Loss contained in the Claim Notice shall not limit the amount of the Indemnifying Party's ultimate liability under the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement within said twenty (20) day period. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand is disputed, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interest or those of the Indemnifying Party and not unreasonably prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross complaint against any person but in any such case at the sole cost and expense of the Indemnifying Party. No claim may be settled without the consent of the Indemnifying Party, unless such settlement includes the complete release of the Indemnifying Party.

     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has disputed such claim, as provided above, such dispute shall be resolved by arbitration as provided in Section 13.11.

10.4 Payment of Claim Upon the determination of the liability of Seller or Purchaser under Section 10.1, 10.2 and 10.3, as the case may be, after payment by the Indemnified Party of, or upon entry of final judgment or reaching of a settlement in respect of, an Indemnifiable Claim, or determination of a Loss to the Indemnified Party occasioned by the breach of a representation and warranty by the Indemnifying Party, and notice thereof to the Indemnifying Party, the Indemnifying Party shall within thirty (30) days after receipt of such notice pay to the Indemnified Party the amount of the payment, judgment, settlement or Loss, as the case may be.

10.5 Other Rights and Remedies Not Affected The indemnification rights of the parties under this Article X are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

10.6 Post-Closing Adjustments and Right of Offset As promptly as practicable, but in no event later than 120 days following the Closing, the Purchaser may audit and calculate the actual results of Seller's operations (including an audit of gross revenues) from January 1, 1998 through the Closing and the prior fiscal year ended December 31, 1997. In the event of a material variation in revenues between the results of such audit and the financial statements or revenue information provided by Seller to Purchaser in Exhibit 10.6 hereto (such material variation in revenues to be defined as a variation of more than the lesser of (i) 2% of revenues, or (ii) $10,000), then the Purchaser shall have the right to offset all of such material variation in excess of either of the above-described amounts against the promissory note payment due in the period immediately following the determination of such material variation. In addition, the amount of any such offset shall also be increased by interest calculated at the rate of 18% per annum from the date of the Closing to the date of the promissory note payment in which the offset is taken. The Note shall also contain provisions which shall permit the Purchaser to offset indemnification claims under Article X against payments due under the Note. The right of offset shall survive the Closing for a period of three years, provided that the right of offset regarding tax matters will survive the Closing until expiration of the applicable statute of limitations.

                              ARTICLE XI
                   AMENDMENT, TERMINATION AND BREACH

11.1 Amendment and Modification This Agreement may be amended, modified or supplemented only by an instrument in writing, executed after the date hereof, making specific reference to this Article and to each Article and paragraph hereof to which such amendment, modification or supplement applies, which document shall be signed by an authorized officer of Purchaser and by Seller.

11.2 Termination and Abandonment This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any party to any other party:

     (a) At any time before the Closing Date, by mutual consent of Purchaser and Seller;

     (b) Commencing five days prior to Closing and until the Closing, by Purchaser, if any of the conditions provided for in Section 8.2 of this Agreement have not been met and have not been waived by Purchaser in writing;

     (c) Commencing five days prior to Closing and until the Closing, by Seller, if any of the conditions of Section 8.1 of this Agreement have not been met and have not been waived by Seller in writing; and

     (d)  Automatically if the Closing has not occurred by January 31, 1999.

In the event of the termination and abandonment of this Agreement by any party as above provided in this Article XI, written notice shall forthwith be given to the other party, and each party shall be solely responsible to pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder (except as otherwise provided herein).

                              ARTICLE XII
                                CLOSING

12.1 Closing The closing of this Agreement (the "Closing") shall be January 19, 1999 or as soon thereafter as practicable but not later than January 31, 1999; unless a later date is mutually agreed upon by the parties, provided for accounting and allocation purposes, this Agreement shall be deemed to be effective at 12:01 a.m. on the first day of the month in which Closing occurs ("Closing Date").

12.2 Allocations At the Closing, (i) the Seller will pay the Purchaser for all vacation pay accrued as of the Closing Date; (ii) Seller will pay Purchaser the amount of all accounts receivable credit balances existing on the Closing Date; and (iii) the parties shall allocate or prorate all the portion attributable to Seller of the water, sewer, electric, other utilities, rent, insurance and other pro-ratable items through the Closing Date. For purposes of income and expense all income and expenses incurred on or before the Closing Date shall be billed and collected by, and paid for, respectively, by Seller.

12.3 Seller's Deliveries at Closing At the Closing Seller and Shareholder will deliver the following documents to the Purchaser all of which shall be reasonably satisfactory in form and substance to the Purchaser and its counsel:

     (a)  Bill of Sale.  Bill of Sale for the  Assets in the form  described  in
          Exhibit 12.3 hereto, together with such deeds, instruments, conveyances, certificates of title, assignments, assurances and other documents as may be required to sell, convey and transfer title to the Assets from Seller to the Purchaser.

     (b) Assignment of Intellectual Property. Assignment of Intellectual Property described in Exhibit 3.18 together with assurances and other documents as may be required to transfer all of Seller's right, title and interest in the Intellectual Property.

     (c) Assignment of Contracts, Leases and Other Agreements. Assignment of contracts, leases and other agreements, described in Exhibit 3.20 together with assurances and other documents as may be required to transfer all of Seller's right, title and interest in the contracts, leases and other agreements.

     (d) Opinion of Counsel. An opinion from Donald L. Sadowski, Esq., counsel to Seller, dated the Closing Date, in the form described in Section
          8.2 of this Agreement.

     (e) Consents and Approvals. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which Seller is subject, bound or a party, or by which Seller or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by the Agreement without contravention, violation or breach by the Seller of any of the terms thereof.

     (f) Certificates. Certificate of good standing for Seller from the Secretary of State of the state of incorporation of Seller dated as of a date reasonably prior to the Closing Date.

     (g) Resolutions. Certified copy of resolutions of the Board of Directors and the Shareholders of Seller authorizing, inter alia, the execution and delivery of this Agreement, the sale of the Assets and the other transactions contemplated under this Agreement.

     (h) Non-Compete and Confidentiality Agreements. The non-compete agreements of Albert E. Zernitz, Laurel L. Zernitz and Martin Jasionowski in the form annexed as Exhibit 7.7 hereto.

     (i) Delivery of Corporate and Business Records. Such other corporate and business records related to the Assets as may be reasonably requested by the Purchaser including without limitation employee and personnel folders and applications, payroll, tax related records and financial data.

     (j) Officer's Certificate in the form described in Section 8.2 of this Agreement.

     (k) Other documents. Such other documents, instruments, certificates and agreements including assignment of space lease to Purchaser, as Purchaser and its counsel may reasonably request.

12.4 Purchaser's Deliveries at Closing At the Closing, Purchaser shall deliver the following documents to Seller all of which shall be in a form reasonably acceptable to Seller and their counsel:

     (a)  Purchase  Price.  The  purchase  price for the Assets  referred  to in
          Section 2.2 including the cash portion and the Note executed by Purchaser.

     (b) Consents and Approval. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which the Purchaser is a party, or by which it or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by the Purchaser of any of the terms thereof.

     (c) Opinion of Counsel. An opinion from Jones & Keller, P.C., counsel to the Purchaser, dated the Closing Date, in the form described in
          Section 8.1 of this Agreement.

     (d) Resolutions. Certified copy of resolutions of the Board of Directors of the Purchaser authorizing, inter alia, the execution and delivery of this Agreement and the Note, the purchase of the Assets, and the other transactions contemplated hereby.

     (e) Officer's Certificate. In the form described in Section 8.1 of this Agreement.

     (f) Other Documents. Such other documents, instruments, certificates and agreements including without limitation, if assumed, the assumption of the lease, as Seller and its counsel may reasonably request.

     (g) Security Agreement. Security Agreement in favor of Seller covering the Assets.

     (h) Financing Statement. Financing Statement in favor of Seller covering the Assets.

12.5 Forwarding of Receivables Following the Closing, in the event the Purchaser receives payment of receivables which were billed by Seller, and are the property of Seller, the Purchaser shall take prompt action (defined to mean not less than every seven calendar days), to forward to Seller such checks or other remittances as Purchaser shall have received and which are the property of Seller. Likewise, in the event payments are received by Seller which are the property of Purchaser and which relate to receivables created after the Closing Date, the Seller shall promptly forward (not later than seven calendar days after receipt thereof) such checks or other remittances to the Purchaser representing payments on receivables which are the property of Purchaser.

12.6 Removal of Personal Effects Following Closing In the event the Seller maintains assets which are the personal property of Seller on the premises and Seller desires to remove such personal property, the Seller shall have a period of sixty days following the Closing to remove such personal property. As to any such personal property removed, the Seller shall provide the Purchaser with a schedule of such property prior to the removal of the same from the premises.

12.7 Cooperation; Premises For a period of 90 days following the Closing Date, Shareholders, agree to assist Purchaser in the retention of Seller's customers and employees, conversion of Seller's computer system to Purchaser's computer system, if necessary, and perform any other duties that Purchaser may reasonably request. Further, if the Seller's office facilities are to be relocated, Shareholders agree to assist in finding new space. Buyer will cause the Financing Statement to be filed and perfected in all jurisdictions where filings are required.

                             ARTICLE XIII
                             MISCELLANEOUS

13.1 Notice All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:

      If to Purchaser:    Jerald H. Donnan, President
                          Factual Data Corp.
                          5200 Hahns Peak Drive
                          Loveland, Colorado 80538

      With a copy to:     Samuel E. Wing, Esq.
                          Jones & Keller, P.C.
                          1625 Broadway, Suite 1600
                          Denver, Colorado 80202

      If to Seller:..     Premier Mortgage Credit Services, Inc.
                          1111 Plaza Drive, Suite 650
                          Schaumburg, Illinois 60173

      If to Shareholders: Albert E. Zernitz
                          Laurel L. Zernitz
                          c/o Premier Mortgage Credit Services, Inc.
                          1111 Plaza Drive, Suite 650
                          Schaumburg, Illinois 60173

      with a copy to:     Donald L. Sadowski, Esq.
                          1515 Woodfield Road, Suite 880
                          Schaumburg, Illinois 60173

or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered, or next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail.

13.2 Entire and Sole Agreement This Agreement, including all Exhibits hereto (which by this reference shall incorporate herein all such Exhibits as if more fully set forth herein), constitutes the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith.

13.3 Successors and Assigns Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto and the heirs, personal representatives, executors and assigns of the Shareholders. This Agreement may not be assigned by any party hereto without the prior express written consent of the other parties hereto.

13.4 Expenses Whether or not the transactions contemplated hereby shall be negotiated and consummated, each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder. Each party will hold the other harmless from and against any and all claims or liability arising in connection therewith.

13.5 Severability Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

13.6 Governing Law This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado without regard to conflicts of laws principles.

13.7 Counterparts This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

13.8 Amendments Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing in accordance with Section 11.1 hereof.

13.9 No Third Party Beneficiary The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

13.10Headings The headings in this Agreement are for purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.

13.11Disputes Each of the parties hereto hereby consents to the  jurisdiction of any state or federal court located within the state of Illinois, and irrevocably agrees that all action and proceeding related to this Agreement or the transactions contemplated hereby be properly litigated in such courts; provided however, if either party shall claim indemnification hereunder for any claim other than third party claims, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Denver, Colorado in accordance with the Arbitration Commercial Rules procedures established by the American Arbitration Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators may be drawn, either party may apply to a court of competent jurisdiction for appointment of arbitrators, however, such application will only be made in the event the American Arbitration Association is not then in existence. The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's and expert witness' fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding including all costs and expenses (including reasonable attorney's and expert witness fees) to enter judgment upon or enforce any such award including all appellate proceedings.

13.12Delivery of Exhibits All Exhibits to be delivered by either of the parties hereto upon execution of this Agreement which are not so delivered shall be delivered to the other party not later than 20 days from the date of the execution of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                               PURCHASER:

                               FACTUAL DATA CORP.

                               By: /s/ Jerald H. Donnan
                                       Jerald H. Donnan, President

                               SELLER:

                               PREMIER MORTGAGE CREDIT SERVICES, INC.



                               By: /s/ Albert E. Zernitz



                               SHAREHOLDERS, but only with respect
                                 to Articles III and X


                               /s/ Albert E. Zernitz
                                   Albert E. Zernitz


                               /s/ Laurel L. Zernitz
                               Laurel  L.  Zernitz, but only as to Article X

                         TABLE OF ATTACHMENTS


     Exhibit       Description


2.1                List of Acquired Assets
2.2(b)(i)          Form of Promissory Note and Amortization Schedule
2.2(b)(ii)         Form of Security Agreement
2.3                List of Assumed Liabilities
3.1(a)             Articles of Incorporation of Seller
3.1(b)             Bylaws of Seller
3.3(a)             Certificate of Seller re: Shareholder Approval
3.3(b)             Directors' Consent of Seller
3.6                Conflicting Agreements
3.7                Governmental Notices
3.12               Litigation
3.15               Exceptions to Title of Assets
3.16(a)            Customer Accounts
3.16(b)            Customer Contracts or Agreements
3.16(c)            Impaired Customer Contracts
3.16(d)            Delinquent Contracts or Agreements
3.17               License Agreements
3.18               Intellectual Property
3.19               Seller's Customers--Revenues
3.20               Contracts
3.22               Liabilities not on Financial Statements
3.23               No Material Adverse Changes
3.25               Leases
3.26               Tax Returns
3.27               Tax Notices
3.28               Employment Matters
3.29               Employee Benefit Plans
6.2                Directors' Consent of Purchaser
7.7                Non-Compete   and   Confidentiality    Agreements--Zernitz,
                   Zernitz and Jasionowski
8.1                Form of Certificate of Purchaser
8.1(f)             Opinion of Jones & Keller, P.C.
8.2                Form of Certificate of Seller
8.2(k)             Opinion of Donald L. Sadowski, Esq.
10.6               Seller's Gross Revenue Representation
12.3               Bill of Sale and Assignment